UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 10, 2014

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEBRASKA	0-14690	47-0648386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14507 FRONTIER ROAD POST OFFICE BOX 45308 OMAHA, NEBRASKA		68145-0308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 895-6640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 10, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Werner Enterprises, Inc. (the “Company”) awarded performance-based restricted stock units ("Performance Stock") under the Company’s Amended and Restated Equity Plan, as amended and restated on May 14, 2013 (the “Plan”), to those certain Named Executive Officers of the Company as provided in the table below.

The Performance Stock is earned based upon the level of attainment by the Company of specified performance objectives related to earnings per share for the fiscal year ending December 31, 2014, as established by the Committee. The number of shares which are ultimately earned will range from 0 percent to 133 percent of the target amount stated in each executive’s award agreement based on the level of attainment of the performance objectives. The Performance Stock earned will vest, subject to continued employment, in five annual increments of 20% each beginning February 10, 2015 (one year after the grant date). The awards will become fully vested on February 10, 2019.
The Performance Stock awards were granted for the following number of target shares to the following Named Executive Officers:

Named Executive Officer	Target Shares (#)
Gary L. Werner, Chairman	45,000
Gregory L. Werner, Vice Chairman and Chief Executive Officer	45,000
Derek J. Leathers, President and Chief Operating Officer	45,000
John J. Steele, Executive Vice President, Treasurer and Chief Financial Officer	9,000
James A. Mullen, Executive Vice President and General Counsel	9,000

The foregoing description of the Performance Stock awards is not a complete description of all the rights and obligations and is qualified in its entirety by reference to the Plan filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which is incorporated by reference herein, and the Form of Performance-Based Restricted Stock Award Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

10.1	Form of Performance-Based Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: February 14, 2014	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: February 14, 2014	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary